EXHIBIT 99.1

LANDSEA HOMES AGREES TO REPURCHASE $30 MILLION IN COMMON STOCK FROM ITS CONTROLLING STOCKHOLDER

Newport Beach, CA (June 1, 2022)— Landsea Homes Corporation (Nasdaq: LSEA) (“Landsea Homes” or the “Company”), a publicly traded residential homebuilder, announced today that it has entered into an agreement to repurchase approximately $30 million in shares of its common stock owned by Landsea Holdings Corporation (“LHC”), the Company’s controlling stockholder, at a repurchase price of $6.82 per share, an approximate 5% discount to the closing price of the Company’s common stock on May 31, 2022, the day before the repurchase agreement was signed. The repurchase represents a 15.9% discount to the 30-day volume-weighted average price of $8.11.

The terms of the transaction were unanimously approved by a Special Committee of the Company’s Board of Directors consisting entirely of independent directors who are not affiliated with LHC or any of its affiliates and the Company’s Audit Committee under the Company’s related party transaction policy.

The repurchase will be funded with cash on hand and is expected to close on or about June 2, 2022, after which LHC is expected to own approximately 23.6 million shares of the Company’s common stock, representing approximately 57.8% of the outstanding shares. LHC also agreed to a lock-up of its shares of the Company’s common stock for the 90-day period from the date of the repurchase agreement, subject to limited exceptions.

Advisors

B. Riley Securities is acting as financial advisor to Landsea Homes. Gibson, Dunn & Crutcher LLP is acting as legal counsel for Landsea Homes. Duff & Phelps is acting as financial advisor to the Special Committee of the Board of Directors and provided a fairness opinion on the transaction. Paul Hastings LLP is acting as legal counsel for the Special Committee of the Board of Directors of Landsea Homes. Squire Patton Boggs (US) LLP is acting as legal counsel for Landsea Holdings Corporation and Sidley Austin is acting as legal counsel for Landsea Green Properties Co. Ltd.

About Landsea Homes Corporation

Landsea Homes Corporation (Nasdaq: LSEA) is a publicly traded residential homebuilder based in Newport Beach, CA that designs and builds best-in-class homes and sustainable master-planned communities in some of the nation’s most desirable markets. The company has developed homes and communities in New York, Boston, New Jersey, Arizona, Florida, Texas and throughout California in Silicon Valley, Los Angeles, and Orange County. Landsea Homes was named the 2022 winner of the prestigious Builder of the Year award, presented by BUILDER magazine, in recognition of a historical year of transformation.

An award-winning homebuilder that builds suburban, single-family detached and attached homes, mid-and high-rise properties, and master-planned communities, Landsea Homes is known for creating inspired places that reflect modern living and provides homebuyers the opportunity to “Live in Your Element.” Our homes allow people to live where they want to live, how they want to live – in a home created especially for them.

Driven by a pioneering commitment to sustainability, Landsea Homes’ High Performance Homes are responsibly designed to take advantage of the latest innovations with home automation technology supported by Apple®. Homes include features that make life easier and provide energy savings that allow for more comfortable living at a lower cost through sustainability features that contribute to healthier living for both homeowners and the planet.

Led by a veteran team of industry professionals who boast years of worldwide experience and deep local expertise, Landsea Homes is committed to positively enhancing the lives of our homebuyers, employees, and stakeholders by creating an unparalleled lifestyle experience that is unmatched.

For more information on Landsea Homes, visit: www.landseahomes.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, our expectations for future financial performance, business strategies or expectations for our business, including as they relate to anticipated effects of the business combination with LF Capital Acquisition Corporation on January 7, 2021 (the “Business Combination”). These statements constitute projections, forecasts, and forward-looking statements, and are not guarantees of performance. Landsea Homes cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Words such as “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” “look” or similar expressions may identify forward-looking statements. Specifically, forward-looking statements may include statements relating to:

●	the benefits of the Business Combination and the acquisitions of VEH and Hanover (the “Acquisitions”);

●	the future financial performance of the Company;

●	changes in the market for Landsea Homes’ products and services; and

●	other expansion plans and opportunities.

These forward-looking statements are based on information available as of the date of this press release and our management’s current expectations, forecasts, and assumptions, and involve a number of judgments, risks and uncertainties that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

These risks and uncertainties include, but not are limited to, the risk factors described by Landsea Homes in its filings with the Securities and Exchange Commission (“SEC”). These risk factors and those identified elsewhere in this press release, among others, could cause actual results to differ materially from historical performance and include, but are not limited to:

●	the ability to recognize the anticipated benefits of the Acquisitions, which may be affected by, among other things, competition, the ability to integrate the combined businesses and the acquired business, and the ability of the combined business and the acquired business to grow and manage growth profitably;

●	costs related continuing as a public company;

●	the ability to maintain the listing of Landsea Homes’ securities on Nasdaq;

●	the outcome of any legal proceedings that may be instituted against the Company;

●	changes in applicable laws or regulations;

●	the inability to launch new Landsea Homes products or services or to profitably expand into new markets;

●	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors;

●	risks and uncertainties relating to the material weaknesses in our internal controls over financial reporting;

●	the possibility that additional information may arise that would require us to make further adjustments or revisions to our historical financial statements, report additional material weaknesses or delay the filing of our current financial statements; and

●	other risks and uncertainties indicated in Landsea Homes’ SEC reports or documents filed or to be filed with the SEC by Landsea Homes.

Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and you should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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Investor Relations Contact:

Drew Mackintosh, CFA
Mackintosh Investor Relations, LLC
drew@mackintoshir.com
(512) 243-5009

Media Contact:

Annie Noebel
Cornerstone Communications
anoebel@cornerstonecomms.com
(949) 449-2527